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                                                                    EXHIBIT 23.7

                            CONSENT OF JOHN R. BELK


     In accordance with the requirements of Rule 438 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), I hereby consent to the references to my name appearing in this Registration Statement on Form S-4 and in the accompanying Proxy Statement/Prospectus forming a part thereof relating to the registration under the Securities Act of shares of common stock of Belk, Inc. ("New Belk") to be issued to shareholders of the BELK COMPANIES (the "Belk Companies") in connection with the transactions contemplated by the Registration Statement and the Proxy Statement/Prospectus forming a part thereof.



                                                   /s/ JOHN R. BELK
                                          --------------------------------------
                                                       John R. Belk


Date: March 5, 1998